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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2006

CIT Education Loan Trust 2005-1

(Exact name of issuing entity as specified in its charter)

Education Funding Capital I, LLC

(Exact name of registrant/depositor as specified in its charter)

Education Lending Group, Inc.

(Exact name of sponsor as specified in its charter)

Delaware	333-111959-02	16-6556264
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Chase Bank USA, National Association 500 Stanton Christiana Road FL3/OPS4 Newark, Delaware (Address of principal executive offices)		19713 (Zip Code)

Registrant’s telephone number, including area code: (302) 552-6479

N/A

(Former name or former address, if changed since last report.)

Exhibit Index Appears on Page 4.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (05-06)

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Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Definitive Material Agreement.

On June 9, 2005, CIT Education Loan Trust 2005-1 (the “Issuing Entity”) issued $1,000,000,000 in aggregate principal amount of education loan-backed notes (the “Notes”). The Notes were issued pursuant to an Indenture of Trust dated as of June 1, 2005 among the Issuing Entity, The Bank of New York, as Indenture Trustee, and The Bank of New York, as Trust Eligible Lender Trustee (the “Indenture”). Capitalized terms which are not otherwise defined in this report on Form 8-K will have those meanings assigned to such terms in Appendix A to the Indenture.

On September 15, 2006, the Issuing Entity, the Indenture Trustee and the Trust Eligible Lender Trustee are entering into a First Supplemental Indenture of Trust dated as of September 15, 2006 (the “Supplemental Indenture”).

The Supplemental Indenture will amend and supplement the Indenture to (i) provide for reporting under Section 12.4 of the Indenture of certain information relating to the Notes, Trust Estate values, Financed Student Loan characteristics and certain other matters calculated as of the end of a Collection Period rather than as of a Distribution Date and of certain enhanced information relating to Accounts; (ii) supplement and clarify the requirements under Section 4.10 of the Indenture for the release of Financed Student Loans from the lien of the Indenture upon sales and exchanges in connection with making Add-on Consolidation Loans and receiving guaranty or repurchase payments in respect of Financed Student Loans; and (iii) adjust the timing of allocations and deposits of amounts to be paid on the Notes and certain fees to the Distribution Account in order to make such timing more consistent with the timing of actual disbursements of such amounts and fees.

Section 7.1(n) of the Indenture permits the Issuing Entity and the Indenture Trustee to make modifications and other changes to the Indenture with written confirmation from each Rating Agency that the proposed modifications will not result in a downgrade, suspension or withdrawal of any ratings then applicable to the Notes.

Each Rating Agency has reaffirmed its current ratings for the Notes based on evaluating the proposed modifications and other changes being made to the Indenture under the Supplemental Indenture.

A complete copy of the First Supplemental Indenture of Trust dated as of September 15, 2006 is attached hereto as Exhibit 4.1.

In addition, please see the Indenture, previously filed with the Securities and Exchange Commission with respect to the registrant pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, under the company name, “Education Capital I LLC”, and with respect to the Issuing Entity, in each case, on June 8, 2005 for the definitions of certain terms used in this report on Form 8-K and other explanatory information.

Section 6 – Asset-Backed Securities

Item 6.04 Failure to Make a Required Distribution.

On September 15, 2006, the Issuing Entity is causing the Indenture Trustee to make a supplemental distribution of amounts payable under the Indenture in the aggregate amount of $18,551,558.20 as a repayment of principal on the Series A-1 Notes. Previous calculations under the Indenture to determine distributions to be made on the Notes resulted in an aggregate shortfall in principal payments made on the Series A-1 Notes in the foregoing amount. The supplemental distribution is in addition to the regularly scheduled distribution being made on the Notes on such date pursuant to the Indenture. After giving effect to the supplemental distribution and such regularly scheduled distribution, all amounts due and owing under the Notes through September 15, 2006 will have been paid in full.

During all periods in which the aggregate principal shortfall amount remained outstanding, interest continued to accrue and was being paid in respect of such amount at the rate of interest required under the Indenture. The making of the supplemental distribution and the payment of additional interest during the periods prior to the date of the supplemental distribution will not have a material adverse impact on the Issuing Entity’s ability to make future payments on the Notes from collections and other receipts in respect of the assets subject to the Indenture. At all times prior to the making of the supplemental distribution, the amount being paid in respect of the supplemental distribution was held in one of the Issuing Entity’s interest-bearing Trust Accounts maintained with the Indenture Trustee.

Details of the calculation of the amount being paid in connection with the supplemental distribution are set forth in Item 9.01(d), Exhibit 99.1, the Calculation Summary relating to such distribution, attached hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description of Document:

4.1	First Supplemental Indenture of Trust dated as of September 15, 2006.

99.1	Calculation Summary relating to the September 15, 2006 supplemental distribution.

The Exhibits required to be filed pursuant to Form 8-K and Item 601 of Regulation S-K (17 CFR 229.601) are listed above and in the Exhibit Index that immediately follows the signature hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Issuing Entity has duly caused this report to be signed by the Servicer on its behalf by the undersigned thereunto duly authorized.

CIT EDUCATION LOAN TRUST 2005-1
(Issuing Entity)

Date: September 15, 2006	BY: EDUCATION LENDING SERVICES, INC., as Master Servicer
(Servicer)

	BY:	/s/ Perry D. Moore
(Signature)
Name: Perry D. Moore Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX:

Exhibit Number:	Description of Document:

4.1	First Supplemental Indenture of Trust dated as of September 15, 2006.

99.1	Calculation Summary relating to the September 15, 2006 supplemental distribution.